[Letterhead of Olsten Corporation]




                                   July 2, 1996






Olsten Corporation
175 Broad Hollow Road
Melville, NY 11747-8905


          Re:  Olsten Corporation -- Post-Effective Amendment
               No. 1 on Form S-3 to Form S-4
               -----------------------------------------------


Ladies and Gentlemen:


          In connection with the Post-Effective Amendment No.1 on Form S-3 to the Registration Statement on Form S-4 ("Registration Statement") filed under the Securities Act of 1933, as amended ("1933 Act"), we hereby consent to the reference to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                              Very truly yours,



                         /s/ GORDON, ALTMAN, BUTOWSKY, WEITZEN
                              SHALOV & WEIN